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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549





                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  JULY 22, 1998



                                GRUBB & ELLIS COMPANY
                (Exact name of registrant as specified in its charter)




DELAWARE                               1-8122                    94-1424307
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(State or other jurisdiction         (Commission              (IRS Employer
  of incorporation)                   File Number)          Identification No.)




2215 SANDERS ROAD, SUITE 400              NORTHBROOK, IL                60062
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code                 847.753.7500
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                                      NO CHANGE
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           (Former name or former address, if changed since last report.)




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ITEM 2(A).   ACQUISITION OR DISPOSITION OF ASSETS.

On July 22, 1998, Grubb & Ellis Company (the "Company") completed the purchase of certain assets of Bishop Hawk, Inc., a California corporation headquartered in Santa Clara, California ("Bishop Hawk"), pursuant to an asset purchase agreement (the "Asset Purchase Agreement") entered into by Bishop Hawk, Sopilote Inc. (the sole shareholder of Bishop Hawk), N. Bruce Ashwill (the sole shareholder of Sopilote Inc.), and the Company (the "Acquisition"). The business of Bishop Hawk consisted primarily of transactional commercial real estate brokerage services. Bishop Hawk had approximately 70 real estate professionals in four offices located in Sacramento, Santa Clara, Hayward and Roseville, California.

The assets purchased are comprised mainly of real estate services contracts, fixtures and equipment, accounts receivable, proprietary rights relating to the business, and other personal property (the "Business"). The parties also entered into a non-competition agreement, whereby the sellers agreed not to compete with the Company for a three-year period. The purchase price, inclusive of the non-competition agreement, was $11,061,270, plus an additional amount ("Earnout Payment") which, if earned, will be payable by September 22, 1999. The Earnout Payment is payable to the extent that the gross revenue earned by the Company during the twelve months following the date of the Acquisition through the efforts of the former Bishop Hawk professionals who join the Company exceeds agreed-upon levels. Due to the contingent nature of this payment, the Company will not record this portion of the purchase price until it is paid. Of the purchase price, $8,527,450 was paid in cash at the closing of the Acquisition, and deferred payments totaling $2,533,820, evidenced by two promissory notes issued by the Company (together, the "Notes"), are payable in installments through July 22, 2000. Up to $500,000 will be deducted from the deferred payments in the event that certain revenue levels are not attained in the first year following the Acquisition.

Prior to the Acquisition, there was no known material relationship between the Company and its affiliates, officers, directors or their associates, on the one hand, and the principals of Bishop Hawk, on the other. The terms of the Acquisition and the consideration to be paid were arrived at through arms' length negotiation between members of senior management of the Company and Bishop Hawk, based upon their assessments of the value of the Business.

The funds used for the Acquisition included the Company's cash reserves along with a loan of $3.5 million under the Company's existing credit line with PNC Bank, National Association, and American National Bank and Trust Company of Chicago.

Copies of the Asset Purchase Agreement, without exhibits, the Notes and a press release dated July 22, 1998 issued by the Company are filed as exhibits to this Report and are incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of the business acquired, without supporting schedules, accompanied by manually-signed accountants' report: to be filed by amendment to this Report not later than 60 days after the filing of this Report.

(b) Pro-forma financial information: to be filed by amendment to this Report not later than 60 days after the filing of this Report.

(c)  Exhibits

     (2) PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     The registrant will furnish supplementally to the Commission, upon request, any omitted schedule or exhibit to the listed exhibits.

          2.1 Asset Purchase Agreement by and among Bishop Hawk, Inc., Sopilote Inc., N. Bruce Ashwill and Grubb & Ellis Company dated July 22, 1998 (without exhibits).

          2.2 Promissory Note Issued July 22, 1998 by Grubb & Ellis Company in favor of Bishop Hawk, Inc. in the amount of $1,449,800.

          2.3 Promissory Note Issued July 22, 1998 by Grubb & Ellis Company in favor of Bishop Hawk, Inc. in the amount of $1,084,020.

          2.4  Press Release of Grubb & Ellis Company dated July 22, 1998.

     (23) CONSENTS OF EXPERTS AND COUNSEL

          23.1 Consent of Accountants: to be filed by amendment to this Report not later than 60 days after the filing of this Report.

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     (27) FINANCIAL DATA SCHEDULE

          27.1 Financial Data Schedule: to be filed by amendment to this Report not later than 60 days after the filing of this Report.




                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GRUBB & ELLIS COMPANY
                                             (Registrant)


Date:  August 5, 1998                        By: /s/ Robert J. Walner
                                             Robert J. Walner
                                             Senior Vice President and
                                             General Counsel



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                                   EXHIBIT INDEX


     Exhibit
     Number
    --------

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     2.1 Asset Purchase Agreement by and among Bishop Hawk, Inc., Sopilote Inc., N. Bruce Ashwill and Grubb & Ellis Company dated July 22, 1998, without exhibits.

     2.2 Promissory Note Issued July 22, 1998 by Grubb & Ellis Company in favor of Bishop Hawk, Inc. in the amount of $1,449,800.

     2.3 Promissory Note Issued July 22, 1998 by Grubb & Ellis Company in favor of Bishop Hawk, Inc. in the amount of $1,084,020.

     2.4  Press Release of Grubb & Ellis Company dated July 22, 1998.